EXECUTION VERSION

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of September 12, 2014, by and among ALLIANCE HAULERS, INC., a Texas corporation (“Alliance”), ATLAS-TUCK CONCRETE, INC., an Oklahoma corporation (“Atlas”), BODE CONCRETE LLC, a California limited liability company (“Bode Concrete”), BODE GRAVEL CO., a California corporation (“Bode Gravel”), BRECKENRIDGE READY MIX, INC., a Texas corporation (“Breckenridge”), CENTRAL CONCRETE SUPPLY CO., INC., a California corporation (“Central Concrete”), CENTRAL PRECAST CONCRETE, INC., a California corporation (“Central Precast”), EASTERN CONCRETE MATERIALS, INC., a New Jersey corporation (“Eastern”), INGRAM CONCRETE, LLC, a Texas limited liability company (“Ingram”), KURTZ GRAVEL COMPANY, a Michigan corporation (“Kurtz”), LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC, a Delaware limited liability company (“Local”), MASTER MIX, LLC, a Delaware limited liability company (“Master”), PEBBLE LANE ASSOCIATES, LLC, a Delaware limited liability company (“Pebble”), REDI-MIX, LLC, a Texas limited liability company (“Redi-Mix”), RIVERSIDE MATERIALS, LLC, a Delaware limited liability company (“Riverside”), SAN DIEGO PRECAST CONCRETE, INC., a Delaware corporation (“San Diego”), SMITH PRE-CAST, INC., a Delaware corporation (“Smith”), SUPERIOR CONCRETE MATERIALS, INC., a District of Columbia corporation (“Superior”), USC TECHNOLOGIES, INC., a Delaware corporation (“USC”), U.S. CONCRETE ON-SITE, INC., a Delaware corporation (“On-Site”), and U.S. CONCRETE, INC., a Delaware corporation, (“US Concrete”, and together with Alliance, Atlas, Bode Concrete, Bode Gravel, Breckenridge, Central Concrete, Central Precast, Eastern, Ingram, Kurtz, Local, Master, Pebble, Redi-Mix, Riverside, San Diego, Smith, Superior, USC and On-Site, collectively, “Borrowers”), the Guarantors listed on the signature pages hereto, the financial institutions signatory hereto as lenders (collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).
RECITALS
A.    Borrowers, Guarantors, Agent, Bank of America, N.A. (“Bank of America”), Capital One Business Credit Corp. (“Capital One”) and Union Bank, N.A. (“Union Bank” and together with Bank of America and Capital One, in their capacities as lenders, collectively, the “Existing Lenders”) are party to that certain First Amended and Restated Loan and Security Agreement, dated as of October 29, 2013, as amended by that certain First Amendment to First Amended and Restated Loan and Security Agreement, dated as of May 14, 2014 (as amended and as it may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Existing Lenders made available to Borrowers Revolver Commitments in an aggregate principal amount of up to $125,000,000.
B.    Borrowers have requested an increase in the Revolver Commitments to $175,000,000, and the Existing Lenders and SunTrust Bank and Regions Bank (collectively, the “New Lenders”) have agreed to make available to Borrowers Revolver Commitments in an aggregate principal amount of up to $175,000,000 in the individual allocations set forth on Schedule 1.1 attached hereto, which is hereby incorporated by reference.
C.    In connection with such increase in the Revolver Commitments, Borrowers have requested that certain other terms of the Loan Agreement be amended.
D.    Agent and the Existing Lenders are willing to amend the Loan Agreement pursuant to this Amendment and each New Lender is willing to enter into the Loan Agreement as a “Lender” pursuant to and as amended by this Amendment, all upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
AGREEMENT
ARTICLE I.
Definitions
1.01    Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.
ARTICLE II.
Amendments
2.01    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by deleting therefrom the defined term “Revolver Commitments Increase Event”.
2.02    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by inserting therein the defined terms set forth below in the appropriate alphabetical order:
“Designated Jurisdiction: any country or territory that is the subject of any Sanction.
OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.
Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.”
2.03    Amendment to Section 1.1 of the Loan Agreement. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by amending and restating therein the defined terms set forth below to read, in each case, as set forth below:
“Distribution Conditions: with respect to any Distribution pursuant to clause (vii) of Section 10.2.3(a), the following conditions: (a) no Default or Event of Default exists and is continuing or would result on a pro forma basis immediately after giving effect to such Distribution; (b) Availability (1) for each of the thirty (30) days preceding the date of such Distribution and (2) as of the date of such Distribution after giving effect to such Distribution is greater than the greater of (i) $24,500,000 or (ii) the lesser of twenty percent (20%) of (A) the Borrowing Base or (B) the aggregate amount of Revolver Commitments; and (c) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving effect to such Distribution for the most recent trailing twelve month period, is not less than 1.0 to 1.0.”
“FCCR Trigger Period: the period (a) commencing on the earlier of the day that an Event of Default occurs, or the day Availability is less than the greater of (i) $14,000,000 or (ii) the lesser of twelve and one-half percent (12.5%) of (A) the Borrowing Base or (B) the aggregate amount of Revolver Commitments, and (b) continuing until, the first date on which, during the preceding thirty (30) consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) $14,000,000 or (ii) the lesser of twelve and one-half percent (12.5%) of (A) the Borrowing Base or (B) the aggregate amount of Revolver Commitments.”
“Permitted Acquisition: any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers and Subsidiaries, or a business that is similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof; (d) in the case of an Acquisition in which the purchase price exceeds $10,000,000, other than as specified in the last sentence of the definition of “Borrowing Base,” prior to inclusion of the Accounts, Inventory and Trucks acquired in connection with such Acquisition in the determination of the Borrowing Base, the Agent shall have conducted an Appraisal of such Inventory and, if required by the Agent, of such Trucks, and Agent shall have conducted an audit and field examination of such Accounts, in each case to Agent’s satisfaction, Agent shall have implemented any applicable reserves in accordance with the provisions of the Loan Documents, and all appropriate lien filings and collateral documentation have been duly completed, executed and delivered to the Agent; (e) no Obligor shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect; (f) if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a wholly-owned subsidiary of a Borrower pursuant to the terms of this Agreement, and (ii) will not result in any violation of Regulation U; (g) no Debt or Liens are incurred, assumed or result from the Acquisition, except Debt permitted under Section 10.2.1 and Liens permitted under Section 10.2.2; (h) Availability determined on a pro forma basis immediately before and after giving effect to the Acquisition is at least the greater of (i) $17,500,000 or (ii) the lesser of fifteen percent (15%) of (A) the Borrowing Base or (B) the aggregate amount of Revolver Commitments; (i) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving effect to the Acquisition for the most recent trailing twelve month period, is not less than 1.0 to 1.0, whether or not a FCCR Trigger Period exists; and (j) in the case of an Acquisition in which the purchase price exceeds $10,000,000, Borrowers deliver to Agent, at least 10 Business Days prior to the Acquisition, current drafts of all material agreements relating thereto (and subsequent thereto any changes thereto) and a certificate, in form and substance satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.”
“Prepayment Conditions: with respect to any payment pursuant to clause (iii) of Section 10.2.7, the following conditions: (a) no Default or Event of Default exists and is continuing or would result on a pro forma basis immediately after giving effect to such payment; (b) Availability (i) for each of the thirty (30) days preceding the date of such prepayment and (ii) as of the date of such payment after giving effect to such payment is greater than the greater of (A) $24,500,000 or (B) the lesser of twenty percent (20%) of (1) the Borrowing Base or (2) the aggregate amount of Revolver Commitments; and (c) the Fixed Charge Coverage Ratio, determined on a pro forma basis immediately after giving effect to such payment for the most recent trailing twelve month period, is not less than 1.0 to 1.0.”
“Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (plus the amount of accrued and unpaid interest thereon and fees, costs, expenses and premiums incurred in connection therewith); provided, however, that in the case of Refinancing Debt in respect of the Senior Notes, the principal amount of such Refinancing Debt with respect to the Senior Notes may be in an aggregate amount (together with any remaining secured outstanding obligations under the Senior Notes after giving effect to such Refinancing Debt) of up to (but not in excess of) $300,000,000, provided that in the case of the Senior Notes, in connection with entering into any such Refinancing Debt, to the extent the Intercreditor Agreement is then in effect and applicable to such Refinancing Debt, the ABL Cap Amount (as defined in the Intercreditor Agreement) is increased to at least 110% of the aggregate Revolver Commitments or is eliminated or any cap contained in the relevant executed satisfactory intercreditor documentation between the holders of such Refinancing Debt (or a trustee, agent or other representative on their behalf) and the Agent as to the aggregate outstanding principal amount of Loans and LC Obligations as to which the first priority Lien of Agent, for the benefit of the Secured Parties, in the Collateral shall have priority over the Lien of the holders of such Refinancing Debt, shall be no less than 110% of the aggregate Revolver Commitments; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it has a market rate of interest; (d) if applicable, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (e) the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (f) no additional Lien is granted to secure it and, in the case of Refinancing Debt in respect of the Senior Notes the respective Lien priorities in the Collateral in favor of Agent, for the benefit of the Secured Parties, and in favor of the holders of such Refinancing Debt shall be the same as currently provided in the Intercreditor Agreement as in effect on the Closing Date (i.e., the scope of the ABL Priority Collateral and priority of Agent’s Lien therein shall not change) or shall be more favorable to Agent and Secured Parties than as in effect on the Closing Date, and either the Intercreditor Agreement as in effect on the Closing Date remains in effect or satisfactory executed intercreditor documents between Agent and the holders of such Refinancing Debt (or a trustee, agent or other representative on their behalf) shall have been agreed to by Agent; (g) no additional Person is obligated on such Debt; and (h) upon giving effect to it, no Default or Event of Default exists. For the avoidance of doubt, the Senior Notes may remain outstanding notwithstanding a refinancing thereof if the Obligors have been discharged from their obligations with respect to the refinanced Senior Notes pursuant to the “discharge” provisions in the Senior Notes Agreement and the refinanced Senior Notes have been called for redemption.”
“Revolver Termination Date: the date that is the earlier of: (a) five (5) years from the Closing Date or (b) sixty (60) days prior to the maturity date of the Refinancing Debt in respect of the Senior Notes.”
“Trigger Period: the period (a) commencing on the earlier of the day that an Event of Default occurs, or the day Availability is less than the greater of (i) $17,500,000 or (ii) the lesser of fifteen percent (15%) of (A) the Borrowing Base or (B) the aggregate amount of Revolver Commitments, and (b) continuing until, the first date on which, during the preceding thirty (30) consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) $17,500,000 or (ii) the lesser of fifteen percent (15%) of (A) the Borrowing Base or (B) the aggregate amount of Revolver Commitments.”
“Truck Formula Amount: the lesser of (i) $40,000,000 or (ii) the sum of (w) 85% of the Net Orderly Liquidation Value of Eligible Trucks as of the latest Truck Appraisal Date, plus (x) 80% of the cost of Eligible Trucks (net of any discounts, rebates or credits and excluding any fees, expenses, sales taxes, other taxes and delivery charges) acquired since the latest Truck Appraisal Date minus (y) 85% of the Net Orderly Liquidation Value of Eligible Trucks that have been sold since the latest Truck Appraisal Date, minus (z) 85% of the Depreciation Amount applicable to Eligible Trucks.”
2.04    Amendment to Section 2.1.7 of the Loan Agreement. As of the Effective Date, Section 2.1.7 of the Loan Agreement is hereby deleted in its entirety.
2.05    Amendment to Section 3.7.2 of the Loan Agreement. As of the Effective Date, Section 3.7.2 of the Loan Agreement is hereby amended and restated to read as follows:
“3.7.2.    Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.”
2.06    Amendment to Section 4.2.1 of the Loan Agreement. As of the Effective Date, Section 4.2.1 of the Loan Agreement is hereby amended and restated to read as follows:
“4.2.1.    Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares; provided, however, that in no event will any Lender be required to fund or participate in Loans or Letters of Credit if as a result of such funding or participation the aggregate amount of such Lender’s Revolving Loans and participations in LC Obligations would exceed its Commitment. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 15.1.1(c).”
2.07    Amendment to Section 9.1 of the Loan Agreement. As of the Effective Date, Section 9.1 of the Loan Agreement is hereby amended by adding a new Section 9.1.24 at the end thereof to read as follows:
“9.1.24. OFAC. No Obligor, or, to the knowledge of any Obligor, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions. No Obligor is located, organized or resident in a Designated Jurisdiction.”
2.08    Amendment to Section 15.1.2 of the Loan Agreement. As of the Effective Date, Section 15.1.2 of the Loan Agreement is hereby amended by deleting the last sentence thereof.
2.09    Amendment to Schedule 1.1 of the Loan Agreement. As of the Effective Date, Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1 attached hereto.
ARTICLE III.
Conditions Precedent
3.01    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner and pursuant to executed documentation satisfactory to Agent and the Lenders (the date on which all such conditions are satisfied being the “Effective Date”):
(a)    Agent shall have received this Amendment, duly executed by each of the Obligors, the Existing Lenders and the New Lenders.
(b)    Agent shall have received that certain Fee Letter, dated as of the date hereof, duly executed by each Borrower.
(c)    Obligors shall have paid all fees and expenses to be paid to Agent and Lenders in accordance with the terms hereof.
(d)    The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date.
(e)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(f)    All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and each Required Lender and their respective legal counsel.
ARTICLE IV.
Ratifications, Representations and Warranties
4.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, Agent and each Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
4.02    Representations and Warranties. Each Obligor hereby represents and warrants to Agent and Lenders that: (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Obligor and will not violate the organizational or governing documents of such Obligor; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; and (d) each Obligor is in compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby.
ARTICLE V.
New Lender Provisions
Each New Lender agrees that by executing and delivering this Amendment it is joining the Loan Agreement as a “Lender” thereunder and that from and after the Effective Date, it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents. As a condition to joining the Loan Agreement, each New Lender hereby: (a) represents and warrants that it is legally authorized to enter into this Amendment and the Loan Documents pursuant to this Amendment; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Loan Documents pursuant to this Amendment; (c) agrees that it shall, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (f) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.
ARTICLE VI.
Miscellaneous Provisions
6.01    Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.
6.02    Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby, and any reference in the Loan Agreement and such other Loan Documents to any other Loan Document amended by the provisions of this Amendment shall mean a reference to such other Loan Documents, as amended hereby.
6.03    Expenses of Agent and Lenders. As provided in the Loan Agreement, each Obligor agrees to pay on demand all costs and out-of-pocket expenses incurred by Agent or any Lender in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent and each Lender’s legal counsel, and all costs and out-of-pocket expenses incurred by Agent or any Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Agent’s and each Lender’s legal counsel and consultants.
6.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
6.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and Lenders and each Obligor and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.
6.06    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
6.07    Effect of Waiver. No consent or waiver, express or implied, by Agent or Lenders to or for any breach of or deviation from any covenant or condition by any Obligor shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
6.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
6.09    Applicable Law. This Agreement and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in and shall be governed by and construed in accordance with the laws of the Texas.
6.10    Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH OBLIGOR, AGENT AND REQUIRED LENDERS (AND SUCH OTHER LENDERS AS REQUIRED PURSUANT TO SECTION 15.1 OF THE LOAN AGREEMENT).
6.11    Release. EACH OBLIGOR HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. EACH OBLIGOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES (INCLUDING ALL STRICT LIABILITIES) WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE OF THIS AMENDMENT, WHICH ANY OBLIGOR MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, TO THE EXTENT ARISING FROM ANY “LOANS,” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. EACH OBLIGOR WAIVES THE BENEFITS OF ANY LAW, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” EACH OBLIGOR UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OBLIGOR ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the respective date set forth above.

BORROWERS: U.S. CONCRETE, INC. By: /s/ Paul M. Jolas Name: Paul M. Jolas Title: Vice President, General Counsel and Corporate Secretary ALLIANCE HAULERS, INC.
ATLAS-TUCK CONCRETE, INC.
BODE CONCRETE LLC BODE GRAVEL CO. BRECKENRIDGE READY MIX, INC.
CENTRAL CONCRETE SUPPLY CO., INC.
CENTRAL PRECAST CONCRETE, INC.
EASTERN CONCRETE MATERIALS, INC.
INGRAM CONCRETE, LLC
KURTZ GRAVEL COMPANY
LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC
MASTER MIX, LLC
PEBBLE LANE ASSOCIATES, LLC
REDI-MIX, LLC
RIVERSIDE MATERIALS, LLC
SAN DIEGO PRECAST CONCRETE, INC.
SMITH PRE-CAST, INC.
SUPERIOR CONCRETE MATERIALS, INC.
USC TECHNOLOGIES, INC.
U.S. CONCRETE ON-SITE, INC. By: /s/ Paul M. Jolas Name: Paul M. Jolas Title: Vice President and Secretary

GUARANTORS: ALBERTA INVESTMENTS, INC.
AMERICAN CONCRETE PRODUCTS, INC.
ATLAS REDI-MIX, LLC
BEALL CONCRETE ENTERPRISES, LLC
BEALL INDUSTRIES, INC.
BEALL INVESTMENT CORPORATION, INC.
BEALL MANAGEMENT, INC.
CONCRETE ACQUISITION IV, LLC
CONCRETE ACQUISITION V, LLC
CONCRETE ACQUISITION VI, LLC
CONCRETE XXXIV ACQUISITION, INC.
CONCRETE XXXV ACQUISITION, INC.
CONCRETE XXXVI ACQUISITION, INC.
HAMBURG QUARRY LIMITED LIABILITY COMPANY
MASTER MIX CONCRETE, LLC
MG, LLC
NYC CONCRETE MATERIALS, LLC
REDI-MIX CONCRETE, L.P.
REDI-MIX GP, LLC
SIERRA PRECAST, INC.
TITAN CONCRETE INDUSTRIES, INC.
USC ATLANTIC, INC.
USC MANAGEMENT CO., LLC
USC PAYROLL, INC.
U.S. CONCRETE TEXAS HOLDINGS, INC. By: /s/ Paul M. Jolas Name: Paul M. Jolas Title: Vice President and Secretary

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and a Lender By: /s/ Hance VanBeber Name: Hance VanBeber Title: Senior Vice President

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender By: /s/ Julianne Low Name: Julianne Low Title: Senior Director

MUFG Union Bank, N.A., a national banking institution formerly known as Union Bank, N.A. as a Lender By: /s/ John Watkins Name: John Watkins Title: Vice President

REGIONS BANK, as a Lender By: /s/ Gregory Garbuz Name: Gregory Garbuz Title: Vice President

SUNTRUST BANK, as a Lender By: /s/ Christopher N. Jensen Name: Christopher N. Jensen Title: Vice President

SCHEDULE 1.1
to
First Amended and Restated Loan and Security Agreement

COMMITMENTS OF LENDERS

Commitments of Lenders as of September 12, 2014:

Lender	Revolver Commitment
BANK OF AMERICA, N.A.	$70,000,000
CAPITAL ONE BUSINESS CREDIT CORP.	$25,000,000
MUFG UNION BANK, N.A.	$30,000,000
REGIONS BANK	$25,000,000
SUNTRUST BANK	$25,000,000

Second Amendment to First Amended and Restated
Loan and Security Agreement
#32257793_v6